UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Separation Agreement with Executive Vice-President and Chief Financial Officer

In connection with the resignation of William I. Turner from the position of Executive Vice-President and Chief Financial Officer of the Company effective June 12, 2008, the company has entered into a separation agreement with Mr. Turner (the "Agreement") dated June 23, 2008.

Per the separation agreement, Mattson will pay Mr. Turner a gross amount of three (3) months' salary ($80,000) on June 27th, 2008, his last day of employment. Within five (5) business days of the execution of the Agreement, Mattson will accelerate the vesting of Mr. Turner's stock options and restricted stock units (collectively, "Awards") such that all Awards that would have been vested by March 31, 2009 shall become immediately exercisable. The remainder of his unvested Awards shall be forfeited to Mattson. Mattson shall extend the exercisability of Mr. Turner's vested Awards through June 30, 2009.

The Agreement between Mr. Turner and the Company is attached as Exhibit 10.1 and is incorporated by reference under this Item 5.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
10.1	Separation Agreement between Mattson Technology, Inc. and Bill Turner, dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2008

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Senior Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement between Mattson Technology, Inc. and Bill Turner, dated June 23, 2008. Also provided in PDF format as a courtesy.